Exhibit 10.1

FORM OF
SSNF VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is dated as of [●], 2017, by and between the undersigned holder ("Shareholder") of common stock of Sunshine Financial, Inc., a Maryland corporation ("SSNF"), and The First Bancshares, Inc., a Mississippi corporation ("FBMS"). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and SSNF are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the "Merger Agreement"), pursuant to which (i) SSNF will merge with and into FBMS, with FBMS as the surviving entity, and (ii) Sunshine Community Bank, a Florida state-chartered bank and wholly-owned subsidiary of SSNF ("Sunshine Bank") will merge with and into The First, A National Banking Association, a national banking association and direct wholly-owned subsidiary of FBMS ("The First Bank"), with The First Bank as the surviving bank (collectively, the "Merger"), and in connection with the Merger, each outstanding share of common stock of SSNF, $0.01 par value per share ("SSNF Common Stock"), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock;
WHEREAS, Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of SSNF Common Stock indicated on the signature page of this Agreement under the heading "Total Number of Shares of SSNF Common Stock Subject to this Agreement" (such shares, together with any additional shares of SSNF Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the "Shares"); and
WHEREAS, it is a material inducement to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of, and as a material inducement to, FBMS entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by FBMS in connection therewith, Shareholder and FBMS agree as follows:
Section 1.          Agreement to Vote Shares. Shareholder, solely in his, her or its capacity as a shareholder of SSNF, agrees that, while this Agreement is in effect, at any meeting of shareholders of SSNF, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by FBMS, Shareholder shall:
(a)          appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)          vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement (including any amendments or modifications of the terms thereof approved by the board of directors of SSNF and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SSNF contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement.
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of SSNF, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
Section 2.          No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite SSNF Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (d) transfers or the surrender of Shares in connection with the payment of the exercise price or any related withholding taxes owed by the holder of an SSNF Stock Option who exercises an SSNF Stock Option or owed by a holder of an SSNF Restricted Share upon the vesting of an SSNF Restricted Share and (e) such transfers as FBMS may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
Section 3.          Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with FBMS as follows:
(a)          Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by FBMS, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(c)          The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)          Shareholder is the beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto.  Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of SSNF other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any SSNF Stock Options and SSNF Restricted Shares.
Section 4.          No Solicitation.  From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of SSNF, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than FBMS) any information or data with respect to SSNF or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders' vote or action by consent of SSNF's shareholders with respect to an Acquisition Proposal.

Section 5.          Specific Performance; Remedies; Attorneys' Fees. Shareholder acknowledges that it is a condition to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to FBMS if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FBMS will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FBMS has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FBMS' seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, FBMS shall have the right to inform any third party that FBMS reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of FBMS hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with FBMS set forth in this Agreement may give rise to claims by FBMS against such third party.
Section 6.          Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder's rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) three (3) years from the date hereof.  Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.
Section 7.          Entire Agreement. This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 8.          Modification and Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 9.          Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.          Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of SSNF and it shall not apply in any manner to Shareholder in his, her or its capacity as a director or officer of SSNF, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of SSNF, if applicable.
Section 11.          Governing Law.  This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
Section 12.          Jurisdiction.  Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi.  Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court.  Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 13.          WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
Section 14.          Waiver of Appraisal Rights; Further Assurances. To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at FBMS's request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against FBMS, The First Bank, SSNF, First Community Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.
Section 15.          Disclosure. Shareholder hereby authorizes SSNF and FBMS to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder's identity and ownership of the Shares and the nature of Shareholder's obligations under this Agreement; provided, however, that FBMS shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder's comments thereto.
             Section 16. Ownership. Nothing in this Voting Agreement shall be construed to give FBMS any rights to exercise or direct the exercise of voting power as owner of the Shares or to vest in FBMS any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, notwithstanding the provisions of this Voting Agreement, and FBMS shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of SSNF or to exercise any power or authority to direct the Shareholder in voting any of the Shares, except as otherwise expressly provided herein.
             Section 17. Fiduciary Duty. No provision of this Agreement shall preclude or in any way limit the Shareholder (or any representative of the Shareholder) from exercising his or her fiduciary duties as a member of the Board of Directors or an officer of SSNF.

Section 18.          Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

SHAREHOLDER

Printed or Typed Name of Shareholder

By:
Name:
Title:

Total Number of Shares of SSNF Common Stock Subject to this Agreement:

Signature Page – Voting Agreement